Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                              Dated May 12, 2010
                                           Registration Statement No. 333-150095

*NEW ISSUE ABS* $1.25bln HAROT 2010-2  **PRICED** 100% Pot

JOINT LEADS: Barclays (str), Citi
SEC Registered
Co-Mgrs: GS, JPM, Mitsubishi, Mizuho, Wells Fargo

============================================================================================
Cl     $Amt-mm    WAL      M/F          WIN    L.FINAL     BNCH+SPD    CPN   YLD    $Price
A1     386.25     0.38     P-1/F-1+     ****   ****     NOT OFFERED    ****  ****   ****
A2     251.25     0.99     Aaa/AAA      7      06/18/12    EDSF +15    0.82  0.830  99.99155
A3     507.50     1.99     Aaa/AAA      22     03/18/14    EDSF +20    1.34  1.350  99.98781
A4     105.00     3.07     Aaa/AAA      2      08/18/16    IntS +25    1.93  1.940  99.99342
============================================================================================

EXPECTED SETTLEMENT DATE:  May 18, 2010
ERISA-Eligible:  Yes
FIRST PAYMENT DATE:  June 18, 2010
BILL & DELIVER:  Barclays
BLOOMBERG TICKER:  HAROT 2010-2

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The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest in this offering, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by calling Barclays Capital Inc., toll-free at 1-888-603-5847.